Exhibit 99.1

PRESS RELEASE
May 7, 2025

Adient reports strong second quarter operating results

Company remains focused on maintaining a strong balance sheet and liquidity and high levels of business performance to mitigate macro volatility.

- Q2 GAAP net loss and EPS diluted of $(335)M and $(3.99), respectively, including a $333M non-cash goodwill impairment; Q2 Adj.-EPS diluted of $0.69
- Q2 Adj.-EBITDA of $233M – a y-o-y improvement despite revenue headwinds
- Gross debt and net debt totaled ~$2.4B and ~$1.6B, respectively, at March 31, 2025; cash and cash equivalents of $754M at March 31, 2025
- The company successfully refinanced $795M of senior unsecured notes due 2026 during the quarter, extending its average maturity profile from 4.0 years to 6.1 years with no near-term maturities
- The company maintains FY25 revenue and Adj. EBITDA outlook with H1 positive momentum expected to carry forward into H2, excluding potential tariff-related volume impacts

Q2 FY2025 FINANCIAL RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME/(LOSS) attributable to Adient	EPS DILUTED
AS REPORTED *	**$3,611M**	**$(216)M**	**$(335)M**	**$(3.99)**
vs. Q2 24	(4)%	NM	NM	NM
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	**$161M**	**$233M**	**$58M**	**$0.69**
vs. Q2 24	10%	3%	18%	28%

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP.
* Q2 FY2025 GAAP results includes a $333M non-cash goodwill impairment related to a decline in value of its EMEA reporting unit as of 3/31/2025.
NM - Not a meaningful comparison

"During the quarter, the Adient team's resilience, focus on operational excellence and solid partnerships with our customers enabled us to deliver strong results."
— Jerome Dorlack, President and Chief Executive Officer

STRONG EXECUTION IN Q2, DEMONSTRATING RESILIENCE DURING MACRO VOLATILITY

Adient delivered strong Q2 operating results. The company demonstrated outstanding operational execution while navigating a challenging macro backdrop in Q2FY25. For the quarter, the company's Adj.-EBITDA totaled $233M, up $6M compared to Q2FY24, despite a y-o-y decrease in revenue driven by lower customer volume in Europe. Q2FY25 Adj.-EBITDA margin was 6.5%, up 40 bps compared to Q2FY24, enabled by favorable production mix as prior year launches ramped to full production, replacing lower margin programs that are phasing out. The company remains focused on margin expansion and mitigating macro pressures through strong business performance.

DRIVING THE FUTURE OF AUTOMOTIVE SEATING

Adient recently celebrated the completion of its China Technical Center expansion in Chongqing. This expansion represents a significant investment in Adient's long-term growth in China, reinforcing the company's commitment to product innovation. The center offers a collaborative, flexible and digitally advanced environment for the Adient China engineering team, driving the development of innovative automotive seating solutions that cater to both local trends and global automotive demands. See page 3 for a recent example of Adient's innovation at work.

GLOBAL RECOGNITION AND AWARDS UNDERPIN COMPANY'S COMMITMENT TO OPERATIONAL EXCELLENCE

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33rd annual

In the quarter, Adient received several customer and industry awards globally. Adient China secured 11 awards in the 2024 **J.D. Power** Seat Quality Rankings. Among them were three gold, three silver and five bronze awards. **Hyundai Motor Group** awarded Adient the Best Supplier Award for ESG Management. Adient was one of only seven companies worldwide to be recognized across various categories. The Excellent VA Achievement Award from **Toyota Motor North America** was awarded to Adient for its excellence in optimizing value by improving performance and reducing costs. In April, Adient received its fourth consecutive Supplier of the Year Award from **General Motors** for "working with transparency and clear communication to build a strong relationship with General Motors."

"The company continues to drive outstanding business performance and maintains a strong balance sheet, which enables us to be agile and flexible in a volatile environment. We are well-positioned to weather the macro uncertainty."

— Mark A. Oswald, Executive Vice President and Chief Financial Officer

SEGMENT RESULTS (ADJUSTED EBITDA*)

Americas		EMEA		Asia	
Q2 25	Q2 24	Q2 25	Q2 24	Q2 25	Q2 24
$94M	$80M	$50M	$57M	$110M	$112M

Americas: For the quarter, the favorable results were primarily driven by positive volume and mix, improved business performance (partially related to timing of commercial recoveries) and the impact of translational FX movements. Partially offsetting the positive benefits were ~$9M of tariffs (significant recoveries expected in H2) and net commodity costs (driven by timing of contractual true- ups).

EMEA: For the quarter, headwinds in volume/mix, transactional FX primarily related to the zloty, as well as unfavorable net commodities offset the improved business performance.

Asia: For the quarter, volume/mix headwinds in China offset the slight increase in equity income and favorable business performance y-o-y (driven primarily by lower launch expenses and material costs).

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adj.-EBITDA for Americas, EMEA, and Asia does not contain certain corporate costs that are not allocated back to the operations.

CASH FLOW & BALANCE SHEET

	YTD 25*	YTD 24*
OPERATING CASH FLOW	$64M	$122M
CAPITAL EXPENDITURES	$(109)M	$(124)M
FREE CASH FLOW	$(45)M	$(2)M

	03/31/25	09/30/24
CASH & CASH EQUIVALENTS	$754M	$945M
TOTAL DEBT	$2,396M	$2,405M
NET DEBT	$1,642M	$1,460M

*Free Cash Flow Q2FY25 of $(90)M, Q2FY24 of $12M

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

Q2 KEY OPERATING METRICS

		Q2 25	Q2 24	
SALES	CONSOLIDATED	$3,611M	$3,750M	Q2FY25 revenues down ~4%, primarily due to lower volumes and translational FX headwinds.
SALES	UNCONSOLIDATED	$819M	$901M	Y-O-Y revenues down ~9% primarily related to portfolio rationalization which was finalized in Q1 FY2025.
	EQUITY INCOME	$18M	$18M	Q2FY25 equity income was flat vs. prior year.
	as adjusted	*$19M*	*$19M*	
	INTEREST EXPENSE	$48M	$47M	In line with internal expectations given Adient's debt and cash position.
	as adjusted	*$46M*	*$46M*	
	INCOME TAX EXPENSE	$48M	$8M	Increase in GAAP tax expense primarily related to tax adjustments discrete to each quarter, in-line with internal expectations given geography of earnings and valuation allowances in certain jurisdictions.
	as adjusted	*$33M*	*$28M*	

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures, refer to the appendix.

ADIENT SEATS ON DISPLAY IN SHANGHAI

At the 2025 Shanghai Auto Show, Chinese OEM Group GAC launched its new PHEV MPV model Trumpchi M8, featuring 3-rows of seats, including Adient's innovative mechanical massage system. Mechanical massage is a groundbreaking product in the global seating market, with much stronger effects of relieving occupant fatigue than traditional pneumatic massage solutions, and multiple modes and strengths available. Adient is dedicated to providing customers with innovative seating solutions and high-quality delivery. Click here to watch a video of Adient's mechanical massage technology.

LOOKING FORWARD — FY2025 OUTLOOK

Consolidated sales	**~$13.9B** *(no change)*	**Interest expense**	**~$190M** *(previous ~$185M)*
Adj.-EBITDA	**~$850M** *(no change)*	**Cash taxes**	**~$105M** *(no change)*
Equity income (included in Adj.-EBITDA)	**~$80M** *(no change)*	**Capital expenditures**	**~$285M** *(no change)*
		Free cash flow	**~$150M-$170M** *(previous ~$180M)*

Based on ADNT's solid performance through the first half of FY25, the company is on-track to achieve its previously provided guidance for revenue and Adj. EBITDA. Adj.-EBITDA outlook is unchanged as upside in H2 may be offset by timing of customer recoveries. Business performance is expected to mitigate macro headwinds and offset decremental margin on lower volume. Change in interest expense reflects recent refinancing/maturity extension. Given free cash flow will be significantly influenced by the timing of customer recoveries, and potential for acceleration of European restructuring cash costs, ADNT now forecast FCF between ~$150M-$170M. Guidance assumes no change to current tariff policies; most tariff costs are resolved and no meaningful decline in previously forecasted volumes from tariffs.

Reconciliations of non-GAAP measures related to FY2025 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

INVESTOR CONTACT

Michael Heifler
Vice President, Investor Relations and Strategy
+1 734 254 3372
michael.heifler@adient.com

MEDIA CONTACT

Mary Kay Dodero
Executive Director of Communications
+1 734 254 7704
mary.kay.dodero@adient.com

ADIENT

Adient (NYSE: ADNT) is a global leader in automotive seating. With 70,000+ employees in 29 countries, Adient operates more than 200 manufacturing/assembly plants worldwide. Adient produces and delivers automotive seating for all major OEMs. From complete seating systems to individual components, Adient's expertise spans every step of the automotive seat-making process. Adient's integrated, in-house skills allow it to take its products from research and design to engineering and manufacturing — and into millions of vehicles every year. For more information on Adient, please visit www.adient.com.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient's expectations for its deleveraging activities, the timing, benefits and outcomes of those activities, as well as its future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, market position, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient's control, that could cause Adient's actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to the effects of local and national economic, credit and capital market conditions (including the persistence of high interest rates, vehicle affordability and volatile currency exchange rates) on the global economy, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, automotive vehicle production levels, mix and schedules, as well as the concentration of exposure to certain automotive manufacturers, shifts in market shares among vehicles, vehicle segments or away from vehicles on which Adient has significant content, changes in consumer demand, risks associated with Adient's joint ventures, volatile energy markets, Adient's ability and timing of customer recoveries for increased input costs, the availability of raw materials and component products (including components required by Adient's customers for the manufacture of vehicles), geopolitical uncertainties such as the Ukraine and Middle East conflicts and the impact on the regional and global economies and additional pressure on supply chain and vehicle production, the ability of Adient to effectively launch new business at forecast and profitable levels, the ability of Adient to successfully identify suitable opportunities for organic investment and/or acquisitions and to integrate such investments and/or acquisitions; work stoppages, including due to strikes, supply chain disruptions and similar events, wage inflationary pressures due to labor shortages and new labor negotiations, the ability of Adient to execute its restructuring plans and achieve the desired benefit, the ability of Adient to meet debt service requirements and, terms of future financing, the impact of global tax reform legislation, potential adjustment of the value of deferred tax assets, global climate change and related emphasis on sustainability matters by various stakeholders, and the ability of Adient to achieve its sustainability-related goals, cancellation of or changes to commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient's business is included in the section entitled "Risk Factors" in Adient's Annual Report on Form 10-K for the fiscal year ended September 30, 2024 filed with the U.S. Securities and Exchange Commission (the "SEC") on November 18, 2024, and in subsequent reports filed with or furnished to the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forwardlooking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document. In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient's businesses. Such projections reflect various assumptions of Adient's management concerning the future performance of Adient's businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions, or the projections based thereon.

Use of Non-GAAP Financial Information:

This document also contains non-GAAP financial information because Adient's management believes it may assist investors in evaluating Adient's on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Non-GAAP measures include Adjusted EBIT, Adjusted EBITDA, Adjusted net income, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted interest expense, Free cash flow and Net debt. For further detail and reconciliations to their closest GAAP equivalents, please see the appendix. Reconciliations of non-GAAP measures related to FY 2025 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations. This document also contains the key performance indicator of business performance, which is defined as the difference in period-over-period Adjusted EBITDA excluding production volume/mix, equity income, foreign exchange and net commodity pricing. Management believes this key performance indicator encompasses the significant drivers of the performance of the business that are within management's ability to influence and may assist investors in evaluating Adient's on-going operations and provide important supplemental information regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider this key performance indicator as an alternative to our GAAP financial results.

Appendix

Adient plc
Condensed Consolidated Statements of Income (Loss)
(Unaudited)

	Three Months Ended March 31,
(in millions, except per share data)	2025	2024
Net sales	$3,611	$3,750
Cost of sales	3,350	3,520
Gross profit	261	230
Selling, general and administrative expenses	144	115
Restructuring and impairment costs	351	125
Equity income	18	18
Earnings (loss) before interest and income taxes	(216)	8
Net financing charges	48	47
Other pension expense	1	2
Loss before income taxes	(265)	(41)
Income tax provision	48	8
Net loss	(313)	(49)
Income attributable to noncontrolling interests	22	21
Net loss attributable to Adient	$(335)	$(70)

Diluted loss per share	$(3.99)	$(0.77)

Shares outstanding at period end	84.0	89.8
Diluted weighted average shares	84.0	90.5

Appendix

Adient plc
Condensed Consolidated Statements of Financial Position
(Unaudited)

	March 31,	September 30,
(in millions)	2025	2024
Assets
Cash and cash equivalents	$754	$945
Accounts receivable - net	1,887	1,896
Inventories	719	758
Other current assets	532	487
Current assets	3,892	4,086

Property, plant and equipment - net	1,344	1,410
Goodwill	1,784	2,164
Other intangible assets - net	336	371
Investments in partially-owned affiliates	293	338
Assets held for sale	7	8
Other noncurrent assets	933	974
Total assets	$8,589	$9,351

Liabilities and Shareholders' Equity
Short-term debt	$10	$9
Accounts payable and accrued expenses	2,799	2,910
Other current liabilities	700	759
Current liabilities	3,509	3,678

Long-term debt	2,386	2,396
Other noncurrent liabilities	674	743
Redeemable noncontrolling interests	71	91
Shareholders' equity attributable to Adient	1,652	2,134
Noncontrolling interests	297	309
Total liabilities and shareholders' equity	$8,589	$9,351

Appendix

Adient plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in millions)	2025	2024
Operating Activities
Net loss attributable to Adient	$(335)	$(70)
Income attributable to noncontrolling interests	22	21
Net loss	(313)	(49)
Adjustments to reconcile net income to cash provided (used) by operating activities:
Depreciation	67	70
Amortization of intangibles	12	12
Pension and postretirement benefit expense	3	3
Pension and postretirement contributions, net	(5)	(6)
Equity in earnings of partially-owned affiliates, net of dividends received	29	(14)
Deferred income taxes	10	(1)
Non-cash impairment charges	333	—
Equity-based compensation	5	10
Other	5	2
Changes in assets and liabilities:
Receivables	(439)	(267)
Inventories	18	27
Other assets	(5)	22
Accounts payable and accrued liabilities	223	292
Accrued income taxes	12	(20)
Cash provided (used) by operating activities	(45)	81
Investing Activities
Capital expenditures	(45)	(69)
Sale of property, plant and equipment	2	—
Other	(1)	—
Cash used by investing activities	(44)	(69)
Financing Activities
Increase (decrease) in short-term debt	2	(7)
Increase in long-term debt	795	—
Repayment of long-term debt	(797)	(1)
Debt financing costs	(12)	(5)
Share repurchases	—	(50)
Dividends paid to noncontrolling interests	(35)	(3)
Cash used by financing activities	(47)	(66)
Effect of exchange rate changes on cash and cash equivalents	30	(31)
Decrease in cash and cash equivalents	$(106)	$(85)

Appendix

Footnotes
1. Segment Results

Adient manages its business on a geographic basis and operates in the following three reportable segments for financial reporting purposes: 1) Americas, which is inclusive of North America and South America; 2) Europe, the Middle East and Africa ("EMEA") and 3) Asia Pacific/China ("Asia").

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, restructuring and impairment costs, restructuring related-costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items. Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Financial information relating to Adient's reportable segments is as follows:

(in millions)	Three months ended March 31, 2025
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,699	$1,231	$707	$(26)	$3,611
Adjusted EBITDA	$94	$50	$110	$(21)	$233
Adjusted EBITDA margin	5.5%	4.1%	15.6%	N/A	6.5%

	Three months ended March 31, 2024
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,660	$1,370	$742	$(22)	$3,750
Adjusted EBITDA	$80	$57	$112	$(22)	$227
Adjusted EBITDA margin	4.8%	4.2%	15.1%	N/A	6.1%

Appendix

The following is a reconciliation of Adient's reportable segments' adjusted EBITDA to loss before income taxes:

	Three Months Ended March 31,
(in millions)	2025	2024
Adjusted EBITDA
Americas	$94	$80
EMEA	50	57
Asia	110	112
Subtotal	254	249
Corporate-related costs (1)	(21)	(22)
Restructuring and impairment costs (2)	(351)	(125)
Purchase accounting amortization (3)	(12)	(13)
Restructuring related activities (4)	(5)	(2)
Equity based compensation	(5)	(10)
Depreciation	(67)	(70)
Other items (5)	(9)	1
Earnings (loss) before interest and income taxes	$(216)	$8
Net financing charges	(48)	(47)
Other pension expense	(1)	(2)
Loss before income taxes	$(265)	$(41)

Refer to the Footnote Addendum for footnote explanations.

2. Earnings Per Share

The following table reconciles the numerators and denominators used to calculate basic and diluted loss per share:

	Three Months Ended March 31,
(in millions, except per share data)	2025	2024
Income available to shareholders
Net loss attributable to Adient	$(335)	$(70)

Weighted average shares outstanding
Basic weighted average shares outstanding	84.0	90.5
Effect of dilutive securities:
Unvested restricted stock and unvested performance share awards	—	—
Diluted weighted average shares outstanding	84.0	90.5

Loss per share:
Basic	$(3.99)	$(0.77)
Diluted	$(3.99)	$(0.77)

Potentially dilutive securities whose effect would have been antidilutive are excluded from the computation of diluted loss per share, which for the three months ended March 31, 2025 and March 31, 2024 is a result of being in a loss position.

Appendix

3. Non-GAAP Measures

Adjusted EBIT, adjusted EBIT margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income attributable to Adient, adjusted effective tax rate, adjusted earnings per share, adjusted equity income, adjusted interest expense, free cash flow, net debt, and net leverage ratio as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of Adient and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented in the corresponding tables that follow the definitions below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Table

(a)	Adjusted EBIT is defined as loss before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales.
(b)	Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and equity based compensation. Certain corporate-related costs are not allocated to the business segments in determining Adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales.
(c)	Adjusted net income attributable to Adient is defined as net loss attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits.
(d)	Adjusted income tax expense is defined as income tax expense adjusted for the tax effect of the adjustments to income before income taxes and other discrete tax changes/benefits. Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes.
(e)	Adjusted diluted earnings per share is defined as adjusted net income attributable to Adient divided by diluted weighted average shares.
(f)	Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual or non-recurring items impacting equity income.
(g)	Adjusted interest expense is defined as net financing charges excluding unusual or one-time items impacting interest expense.
(h)	Free cash flow is defined as cash provided by operating activities less capital expenditures.
(i)	Net debt is calculated as total debt (short-term and long-term) less cash and cash equivalents.
(j)	Net leverage ratio is calculated as net debt divided by adjusted EBITDA for the last four quarters.

Appendix

Reconciliations of non-GAAP measures to their closest US GAAP equivalent:

(a) & (b) Adjusted EBIT and Adjusted EBITDA

The following table reconciles net loss to EBIT, adjusted EBIT and adjusted EBITDA:

	Three Months Ended March 31,
(in millions)	2025	2024
Net loss	$(313)	$(49)
Net financing charges	48	47
Other pension expense	1	2
Income tax expense	48	8
Earnings (loss) before interest and income taxes (EBIT)	$(216)	$8
EBIT adjustments:
Restructuring and impairment costs (2)	351	125
Purchase accounting amortization (3)	12	13
Restructuring related activities (4)	5	2
Other items (5)	9	(1)
EBIT adjustments total	377	139
Adjusted EBIT	$161	$147
EBITDA adjustments:
Depreciation	67	70
Equity based compensation	5	10
Adjusted EBITDA	$233	$227

Net sales	$3,611	$3,750
Net loss as % of net sales	(8.7)%	(1.3)%
EBIT as % of net sales	(6.0)%	0.2%
Adjusted EBIT as % of net sales	4.5%	3.9%
Adjusted EBITDA as % of net sales	6.5%	6.1%

Refer to the Footnote Addendum for footnote explanations.

Appendix

(c) Adjusted net income attributable to Adient

The following table reconciles net loss attributable to Adient to adjusted net income attributable to Adient:

	Three Months Ended March 31,
(in millions)	2025	2024
Net loss attributable to Adient	$(335)	$(70)
Net income adjustments:
EBIT adjustments total - see table (a) & (b)	377	139
Tax impact of EBIT adjustments and other tax items - see table (d)	15	(20)
Fees paid on Term Loan B modifications	—	1
Write off of deferred financing costs upon repurchase of debt	2	—
Impact of adjustments on noncontrolling interests (6)	(1)	(1)
Net income adjustments total	393	119
Adjusted net income attributable to Adient	$58	$49

Refer to the Footnote Addendum for footnote explanations.

(d) Adjusted income tax expense and effective tax rate

The following table reconciles income before income taxes to adjusted income before income taxes, reconciles income tax expense (benefit) to adjusted income tax expense (benefit) and presents the related effective tax rate and adjusted effective tax rate:

	Three months ended March 31,
	2025			2024
(in millions, except effective tax rate)	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate
As reported	$(265)	$48	(18.1)%	$(41)	$8	(19.5)%
Adjustments
EBIT adjustments - see table (a) & (b)	377	16	4.2%	139	3	2.2%
NOL DTA adjustments	—	(19)	nm	—	—	nm
UTP establishments	—	(9)	nm	—	—	nm
Tax audit closures and statute expirations	—	—	nm	—	14	nm
Net financing charges	2	—	nm	1	—	nm
Other	—	(3)	nm	—	3	nm
Subtotal of adjustments	379	(15)	(4.0)%	140	20	14.3%
As adjusted	$114	$33	28.9%	$99	$28	28.3%

nm - not meaningful

Appendix

(e) Adjusted diluted earnings per share

The following table shows the calculation of diluted earnings per share on an adjusted basis:

	Three Months Ended March 31,
(in millions, except per share data)	2025	2024
Numerator:
Adjusted net income attributable to Adient - see table (c)	$58	$49

Denominator:
Basic weighted average shares outstanding	84.0	90.5
Effect of dilutive securities:
Unvested restricted stock and unvested performance share awards	0.1	0.7
Diluted weighted average shares outstanding	84.1	91.2

Adjusted diluted earnings per share	$0.69	$0.54

The following table reconciles diluted earnings per share as reported to adjusted diluted earnings per share (see table (c) for corresponding dollar amounts):

	Three Months Ended March 31,
	2025	2024
Diluted loss per share as reported	$(3.99)	$(0.77)
EBIT adjustments total	4.49	1.54
Tax impact of EBIT adjustments and other tax items	0.18	(0.23)
Fees paid on Term Loan B modifications	—	0.01
Write off of deferred financing costs upon repurchase of debt	0.02	—
Impact of adjustments on noncontrolling interests	(0.01)	(0.01)
Adjusted diluted earnings per share	$0.69	$0.54

(f) Adjusted equity income

The following table reconciles equity income to adjusted equity income:

	Three Months Ended March 31,
(in millions)	2025	2024
Equity income	$18	$18
Equity income adjustments:
Non-recurring loss at affiliates	1	—
Purchase accounting amortization	—	1
Equity income adjustments total	1	1
Adjusted equity income	$19	$19

Appendix

(g) Adjusted interest expense

The following table reconciles net financing charges to adjusted net financing charges:

	Three Months Ended March 31,
(in millions)	2025	2024
Net financing charges	$48	$47
Interest expense adjustments:
Write off of deferred financing costs upon repurchase of debt	(2)	—
Fees paid on Term Loan B modifications	—	(1)
Interest expense adjustments total	(2)	(1)
Adjusted net financing charges	$46	$46

(h) Free cash flow

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended March 31,		Six Months Ended March 31,
(in millions)	2025	2024	2025	2024
Operating cash flow	$(45)	$81	$64	$122
Capital expenditures	(45)	(69)	(109)	(124)
Free cash flow	$(90)	$12	$(45)	$(2)

The following table reconciles adjusted EBITDA to free cash flow:

	Three Months Ended March 31,		Six Months Ended March 31,
(in millions)	2025	2024	2025	2024
Adjusted EBITDA	$233	$227	$429	$443
Adjusted equity income	(18)	(19)	(39)	(44)
Dividends from partially owned affiliates	46	5	52	21
Restructuring (cash)	(33)	(11)	(67)	(21)
Net customer tooling	(2)	19	(18)	2
Trade working capital (Net AR/AP + Inventory)	(226)	(76)	8	35
Accrued compensation	47	14	(31)	(50)
Interest paid	(33)	(37)	(87)	(97)
Tax refund/taxes paid	(24)	(28)	(39)	(52)
Non-income related taxes (VAT)	4	7	(18)	(21)
Commercial settlements	(19)	(24)	(28)	(8)
Net capitalized engineering	(17)	6	(12)	(11)
Other	(3)	(2)	(86)	(75)
Operating cash flow	(45)	81	64	122
Capital expenditures	(45)	(69)	(109)	(124)
Free cash flow	$(90)	$12	$(45)	$(2)

Appendix

(i) & (j) Net debt and net leverage ratio

The following table presents calculations of net debt and net leverage ratio:

	March 31,	September 30,
(in millions)	2025	2024
Numerator:
Short-term debt	$2	$1
Current portion of long-term debt	8	8
Long-term debt	2,386	2,396
Total debt	2,396	2,405
Less: cash and cash equivalents	754	945
Net debt	$1,642	$1,460

Denominator:
Adjusted EBITDA - last four quarters
Q1 2024	na	$216
Q2 2024	na	227
Q3 2024	202	202
Q4 2024	235	235
Q1 2025	196	na
Q2 2025 - see table (a) & (b)	233	na
Last four quarters	$866	$880

Net leverage ratio	1.90	1.66

Appendix

Footnote Addendum

(1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal and corporate finance.

(2) Reflects restructuring charges for costs that are probable and reasonably estimable and one-time asset impairments related to restructuring activities. During the three months ended March 31, 2025 a goodwill impairment charge of $333 million was recorded.

(3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income.

(4) Reflects restructuring-related charges for costs that are recorded as incurred or as earned and other non-recurring impacts that are directly attributable to restructuring activities.

(5) Other items include:

	Three Months Ended March 31,
(in millions)	2025	2024
Non-recurring loss at affiliates	$(1)	$—
Consulting costs associated with strategic planning	(8)	—
Brazil indirect tax recoveries	—	1
	$(9)	$1

(6) Reflects the impact of adjustments, primarily purchase accounting amortization on noncontrolling interests.